UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

TECOGEN INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐    Fee paid previously with preliminary materials.

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TECOGEN INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Tuesday, June 10, 2025
Time: 1:00 p.m. (local time)
Place: 76 Treble Cove Road, North Billerica, Massachusetts 01862
Record Dated: April 25, 2025

TO THE STOCKHOLDERS OF TECOGEN INC.:
The 2025 Annual Meeting of Stockholders of Tecogen Inc., a Delaware corporation, ("Company," "Tecogen," "we," "our," "us"), will be held at our offices located at 76 Treble Cove Road, North Billerica, Massachusetts 01862, on Tuesday, June 10, 2025, at 1:00 p.m., local time or any adjournment or postponement thereof ("Annual Meeting"). In addition to attending the meeting in person and to facilitate greater shareholder access and participation, we are also making available a conference call-in number to permit you to listen to the meeting and ask questions during the meeting. You may listen to the Annual Meeting and ask questions during the meeting by calling 877-407-7186 (or +1 201-689-8488 from outside the United States) and inputting the meeting number 13746035. You will be able to vote your shares by following the instructions in this notice. You will not be able to vote your shares through participation in the meeting via conference call.
At the Annual Meeting, stockholders will consider and act upon the following matters, as described in our Proxy Statement:
1.To elect seven directors to the Board of Directors ("Board") of the Company to hold office until our next annual meeting or until their successors are duly elected and qualified; and
2.To ratify the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm.
To transact such other business which may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
All stockholders are cordially invited to attend the Annual Meeting or to participate virtually.  Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 25, 2025 (5:00 p.m., U.S. Eastern Time) as the record date, or the Record Date, for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record during ordinary business hours at the Company's principal executive offices located at 76 Treble Cove Road, North Billerica, Massachusetts 01862 for a period of ten days prior to the Annual Meeting.  The list will also be available for the examination by any stockholder present at the Annual Meeting.
If you are a holder of record on the Record Date and plan to attend the Annual Meeting in person, please bring photo identification. If your shares are held in the name of a broker, bank or other nominee, please bring with you photo identification and a letter from the broker or other nominee confirming your ownership as of the Record Date. If you wish to vote your shares at the Annual Meeting, the broker, bank or other nominee must provide you with a proxy or power of attorney.
Your vote is important.  Your prompt response will also help reduce proxy costs and will help you avoid receiving follow-up telephone calls or mailings.  Please vote as soon as possible.  The proxy materials, including the Proxy Statement, the Company's Annual Report, which includes our consolidated financial statements for the year ended December 31, 2024, and the proxy card or the notice of internet availability of proxy materials, as applicable, are being distributed beginning on or about April 29, 2025. The proxy materials will also be available to you and other stockholders on the Internet. Websites throughout these proxy materials are provided for reference only.
Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient means of voting are provided on the proxy card or the notice of Internet availability of proxy materials. If you received your materials by mail, you may also vote by signing and dating the enclosed proxy card and returning it to us promptly in the envelope provided. You may also vote by attending the meeting in person.
When you submit your proxy, you authorize John K. Whiting, IV and Roger Deschenes or any one of them to vote your shares at the Annual Meeting and on any adjournments or postponements of the meeting in accordance with your instructions.

THE COMPANY CURRENTLY INTENDS TO HOLD ITS ANNUAL MEETING IN PERSON. IF YOU ARE PLANNING ON ATTENDING THE ANNUAL MEETING, THE COMPANY ENCOURAGES YOU TO CHECK THE COMPANY'S WEBSITE PRIOR TO THE MEETING. AS ALWAYS, THE COMPANY ENCOURAGES YOU TO VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING.

By Order of the Board of Directors,
/s/ John K. Whiting, IV
John K. Whiting, IV
General Counsel & Secretary
North Billerica, Massachusetts
April 29, 2025

Important Notice of Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held on June 10, 2025. The attached Proxy Statement, related proxy material, and our Annual Report on Form 10-K for 2024 are available at www.proxyvote.com. We intend to mail the Notice of Internet Availability of Proxy Materials to you beginning on or about April 29, 2025.

TECOGEN INC.
PROXY STATEMENT
FOR
2025 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 10, 2025
INFORMATION ABOUT THE 2025 ANNUAL MEETING AND VOTING
WHY DID YOU FURNISH ME WITH THIS PROXY STATEMENT?
This Proxy Statement and accompanying Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Directors of Tecogen Inc. ("Tecogen," "Company," "we," "our," or "us") for the 2025 Annual Meeting of Stockholders, to be held on June 10, 2025, at 1:00 p.m., local time, and at any adjournments or postponements of the Annual Meeting. In addition to attending the meeting in person and to facilitate greater shareholder access and participation, we are also making available a conference call-in number to permit you to listen to the meeting and ask questions during the meeting. You may listen to the Annual Meeting and ask questions during the meeting by calling 877-407-7186 (or +1 201-689-8488 from outside the United States) and inputting the meeting number 13746035. You will be able to vote your shares by following the instructions in this notice. You will not be able to vote your shares through participation in the meeting via conference call.
This Proxy Statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply access your proxy card and vote via the Internet, at www.proxyvote.com or by telephone at 1-800-690-6903. However, if you received your proxy materials by mail, you may vote by completing, signing, dating and returning to us the enclosed proxy card.
WHY ARE YOU MAKING THESE MATERIALS AVAILABLE OVER THE INTERNET RATHER THAN MAILING THEM?
Under the "Notice and Access Rule" that the Securities and Exchange Commission, or the SEC, has adopted, we are furnishing proxy materials to our stockholders on the Internet rather than mailing printed copies of those materials to each stockholder. This will help us conserve natural resources and it will save postage, printing and processing costs. If you received the Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, by mail, you will not receive a printed copy of our proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you about how you may (1) access and review the Company's proxy materials on the Internet and (2) access your proxy card to vote on the Internet. We anticipate that we will mail the Notice of Internet Availability to our stockholders on or about April 29, 2025.
The proxy materials are available at https://materials.proxyvote.com/87876P. Enter the 12-digit control number located on the Notice of Internet Availability, proxy card or voter instruction form.
HOW CAN I HAVE PRINTED COPIES OF THE PROXY MATERIALS MAILED TO ME?
Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.
WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?
The following proposals will be addressed at the Annual Meeting:
1. The election of seven directors to the Board of Directors of the Company each to hold office until the next annual meeting of stockholders or their successors are duly elected and qualified, each as identified below; and,
2. The ratification of the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm.
Any other business that may come before the Annual Meeting or any adjournment or postponement of the Annual Meeting so long as such business is properly brought.

WHO MAY VOTE ON THESE PROPOSALS?
Stockholders who owned shares of the Company’s voting stock at the close of business on April 25, 2025 or the Record Date, are entitled to notice of and to vote at the Annual Meeting on all matters properly brought before the Annual Meeting.

On the Record Date, there were 24,985,261 shares of the Company's common stock, $.001 par value per share, or the common stock, issued and outstanding and entitled to vote. Our common stock will vote as a single class on all matters scheduled to be voted on at the Annual Meeting. There is no cumulative voting.
HOW MANY VOTES DO I HAVE?
Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Annual Meeting. As a stockholder of record you have the right to direct the voting of your shares via the Internet, telephone, by returning a proxy card to us or by voting in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote via the Internet, telephone, or complete, sign, date, and return a proxy card to ensure that your vote is counted.
Beneficial Owner
If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name.” Your broker or nominee is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct your broker, bank, or nominee how to vote your shares by using any voting instruction card supplied by them or by following their instructions for voting by telephone, online, or in person. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder.
HOW DOES THE BOARD RECOMMEND THAT I VOTE?
Our Board unanimously recommends that stockholders vote "FOR" all seven nominees for director and "FOR" the ratification of the appointment of Wolf & Company, P.C. as our independent registered public accountants. None of our directors has any substantial interest in any matter to be acted upon, with the exception of the directors nominated for election at the Annual Meeting, their election under proposal No. 1.

WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our issued and outstanding shares are represented by stockholders present in person or virtually at the Annual Meeting or represented by proxy. On the Record Date, there were 24,985,261 shares outstanding and entitled to vote at the meeting. Thus, 12,492,632 shares must be represented by stockholders present at the meeting in person or virtually or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person or virtually at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. A broker non-vote occurs when a broker holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received voting instructions from the beneficial owner. If there is no quorum, the chairman of the meeting or a majority of the votes of stockholders present or represented at the meeting may adjourn the meeting to another date.
WHY WOULD THE ANNUAL MEETING BE ADJOURNED?
The Annual Meeting may be adjourned if a quorum is not present or to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy to approve the proposals. For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.
HOW DO I VOTE BY PROXY?
If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the Annual Meeting. Such stockholders may deliver their proxies either:

(1)Electronically over the Internet at www.proxyvote.com;
(2)By telephone at 1-800-690-6903; or
(3)By completing and submitting a properly completed, signed and dated paper proxy card.
If you are a stockholder of record, returning the proxy card will not affect your right to attend the Annual Meeting and vote in person as described elsewhere herein. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:
1.FOR the election of each of our Board's nominees for director; and,
2.FOR the ratification of the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm.
If any other matters are presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement was finalized, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.
If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank, or other nominee how to vote your shares. You may also have the option to vote your shares via the Internet.
HOW DO I VOTE IN PERSON?
If you are a stockholder of record (i.e., you own the shares directly in your name) and plan to attend the Annual Meeting, you may attend and vote in person on June 10, 2025, or at a later date if the Annual Meeting is adjourned or postponed to a later date. If you propose to attend in person, you will be required to present valid proof of identification at the Annual Meeting. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, in addition to identification, you must bring proof of beneficial ownership in order to attend the Annual Meeting, which generally can be obtained from the record holder. In that event, you must also obtain a proxy or a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares at the Annual Meeting.
MAY I CHANGE OR REVOKE MY VOTE?
Stockholders of record my change their vote at any time before the proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the Annual Meeting; by submitting a later-dated proxy via Internet or phone before 11:59 p.m. Eastern Daylight Time on June 9, 2025; or by voting in person or virtually at the Annual Meeting. Your attendance at the Annual Meeting in person or virtually will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.
If you hold your shares through a broker, bank or other nominee in "street name", you should contact such person prior to the time such voting instructions are exercised.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598: Telephone: 212-828-8436.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Proposal 1:  Election of Directors. The election of directors shall be determined by a plurality of the votes cast by the stockholders. Therefore, a nominee who receives a plurality (the nominee who receives a higher number of votes “for” his or her election than any other nominee for the same director's seat) will be elected.
Proposal 2:  Ratification of appointment of independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the Annual Meeting entitled to vote on the matter.

HOW ARE VOTES COUNTED?
Proposal 1: You may either vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for election to the Board of Directors. Shares present at the meeting or represented by proxy where the stockholder does not vote for a nominee or properly withholds authority to vote for such nominee and broker non-votes will not be counted "For" or "Against" such nominee's achievement of a plurality.
Proposal 2: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of Wolf & Company, P.C. If you abstain from voting on the proposal to ratify the appointment of Wolf & Company, P.C., your vote will have no effect on the outcome of the vote on the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, broker non-votes will have no effect on the vote for this proposal.
ARE THERE ANY DISSENTERS' RIGHTS OF APPRAISAL?
Our Board is not proposing any action for which the laws of the State of Delaware, the Company’s Certificate of Incorporation or the Company's by-laws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.
WHO BEARS THE COST OF SOLICITING PROXIES?
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to our stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or to vote through the Internet, you are responsible for any Internet access charges you incur.
WHERE ARE THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES?
The Company’s principal executive offices are located at 76 Treble Cove Road, North Billerica, Massachusetts 01862, and the Company's telephone number is (781) 466-6400.
HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or the Annual Report, is available to all stockholders along with this Proxy Statement on the SEC's EDGAR website. Exhibits to the Annual Report will be provided upon written request and payment of an appropriate fee. All written requests should be directed to the Secretary of the Company c/o Tecogen Inc., 76 Treble Cove Road, North Billerica, Massachusetts 01862. The Company is subject to the informational requirements of the Securities Exchange Act.
Our website address is included several times in these proxy materials as a textual reference only and the information in the website is not incorporated by reference into these proxy materials.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
The following table lists the current members of our Board, and our executive officers. The address for our directors and executive officers is: c/o Tecogen Inc., 76 Treble Cove Road, North Billerica, Massachusetts 01862. The ages of the individuals are provided as of April 25, 2025:

			Committee
Name	Age	Position(s)	(1)	(2)	(3)
Directors
Angelina M. Galiteva	58	Chairperson of the Board and Director	x	x
John N. Hatsopoulos	91	Lead Director
John M. Albertine	81	Director	x
Ahmed F. Ghoniem	73	Director		x	x
Earl L. Lewis, III	81	Director		x	x
Susan F. Hirsch	72	Director	x		x
Abinand Rangesh	40	Director

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of the Nominating and Governance Committee

Named Executive Officers
Abinand Rangesh	40	Chief Executive and Financial Officer (Principal Executive and Financial Officer) and Treasurer
Robert A. Panora	70	President and Chief Operating Officer
John K. Whiting, IV	64	General Counsel and Secretary
Stephen Lafaille	37	Vice President of Business Development
Roger P. Deschenes	66	Chief Accounting Officer
Biographical Information Regarding Directors
Angelina M. Galiteva has been Chairperson of the Board since 2005. Ms. Galiteva is founder and Chair of the Board for the Renewables 100 Policy Institute, a non-profit entity dedicated to the global advancements of renewable energy solutions since 2008. Since 2003 she has also been Chairperson at the World Council for Renewable Energy (WCRE), which focuses on the development of legislative and policy initiatives to facilitate the introduction and growth of renewable energy technologies. Since 2011, she has served on the Board of Governors of the California Independent System Operator (CA ISO), providing direction and oversight for the CA ISO which operates the California electricity grid. She is also a principal at New Energy Options, Inc., a company focusing on advancing the integration of sustainable energy solutions since 2006, and has been a strategic consultant with Renewable Energy Policy and Strategy Consulting since 2004. Ms. Galiteva holds a M.S in Environmental and Energy Law, a J.D. from Pace University School of Law, and a B.S. from Sofia University in Bulgaria. Ms. Galiteva is currently serving as Chairperson and as a director and serves as Chair of our Audit Committee and member of our Compensation Committee.
Our Board has determined that, based on Ms. Galiteva’s prior experience in the energy field, she is qualified to be a member of the Board.
John N. Hatsopoulos has been a member of our Board since its founding in 2000 (other than the period between June 6, 2018 and February 1, 2019) and was our Chief Executive Officer or Co-Chief Executive Officer until March 29, 2018. He also was the Chief Executive officer or Co-Chief Executive Officer of American DG Energy Inc., or ADGE, until ADGE merged with us in May of 2017, or the ADGE Merger, and was on the board of directors of ADGE until March 29, 2018. Mr. Hatsopoulos was the Chairman of EuroSite Power Inc., a former affiliate of ours, from 2009 until 2016. Mr. Hatsopoulos was a co-founder of Thermo Electron Corporation, which is now Thermo Fisher Scientific. He was formerly the President and Vice Chairman of the Board of Directors of that company. He is a former Member of the Corporation of Northeastern University. He graduated from Athens College in Greece and holds a B.S. in history and mathematics from Northeastern University, as well as honorary doctorates in business administration from Boston College and Northeastern University. On February 1, 2019, Mr. Hatsopoulos was reappointed by the Board as a director, and is currently serving as a Tecogen director.

Our Board has determined that, based on Mr. Hatsopoulos extensive leadership experience in senior positions at Thermo Electron Corporation and education, he is qualified to be a member of our Board.
John M. Albertine was appointed to our Board on December 7, 2022. Dr. Albertine has served on the board of numerous public companies including Fruit of the Loom, Thermo Electron Corporation (now Thermo Fisher Scientific Corporation), American Precision Industries, Intersections Inc, DynaTech Corporation and Kadant Inc. He has also served as the Vice Chairman of the Fruit of the Loom Company and has served on two Presidential Commissions under President Reagan. Presently, Dr. Albertine is the CEO of Albertine Enterprises Inc. a public policy and advocacy firm based in Washington DC. He is also the Managing Partner at JJ&B an investment banking firm. Dr. Albertine has previously served as the Chair of the Economics Department at the Mary Washington College of the University of Virginia and as an Adjunct Professor at the US Marine Corps, Command and Staff College at Quantico. Dr. Albertine has a Ph.D. in Economics from the University of Virginia and Doctor of Humanities (honorary) from King’s College, PA. Dr. Albertine currently serves as a director and serves as a member of our Audit Committee.
Our Board has determined that, based on Dr. Albertine's significant experience as a board member with several public companies and education, he is qualified to be a member of our Board.
Ahmed F. Ghoniem has been a member of our Board since 2008. Dr. Ghoniem is the Ronald C. Crane Professor of Mechanical Engineering at MIT. He is also the Director of the Center for 21st Century Energy, and the head of Energy Science and Engineering at MIT, where he plays a leadership role in many energy-related activities, initiatives and programs. He joined MIT as an Assistant Professor in 1983. He is an associate fellow of the American Institute of Aeronautics and Astronautics, and Fellow of American Society of Mechanical Engineers, and was a recipient of KAUST Investigator Award. Dr. Ghoniem holds a Ph.D. in Mechanical Engineering from the University of California, Berkeley, and a M.S. and B.S. in Mechanical Engineering from Cairo University. Dr. Ghoniem is currently serving as a director, and serves as the Chair of our Nominating and Governance Committee and a member of our Compensation Committee.
Our Board has determined that, based on Dr. Ghoniem’s prior experience as a Professor of Mechanical Engineering at MIT and his prior experience in the energy sector, he is qualified to be a member of our board.
Susan F. Hirsch was appointed to our Board in September 2023. Ms. Hirsch has over 40 years of experience in investment management and finance. Since 2020, she has served as a member of the Board of Directors and the Audit and Finance Committee of Agenus Inc., a publicly traded biotechnology company, and she serves as a Trustee for the Baruch College Fund. From 2005 until February 2021, Ms. Hirsch was a Managing Director and Portfolio Manager at Nuveen Asset Management LLC, a registered investment advisor and a Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (TIAA, formerly TIAA-CREF) company, where she was responsible for managing over $20 billion in assets including the TIAA-CREF Large-Cap Growth Fund. Prior to joining Nuveen, she served as Executive Vice President and Portfolio Manager for the Mid-Cap Growth and Technology Sector portfolios at Jennison Associates, a registered investment advisor and a Prudential Financial, Inc. company. Ms. Hirsch’s previous experience also includes investment management positions at Lehman Brothers Global Asset Management and Delphi Asset Management as a Senior Portfolio Manager for the Selected Growth Stock Portfolio. She began her career as an analyst at Smith Barney and Lehman Brothers where the success of her quantitative model led to her subsequent recognition as a top ranked institutional analyst for small cap growth stocks in 1991, 1992 and 1993, and holds a BS in Accounting from Brooklyn College. Ms. Hirsch is currently serving as a director and serves as a member of the Audit Committee and Nominating and Governance Committee.
Our Board has determined that, based on Ms. Hirsch prior experience in investment management and finance, she is qualified to be a member of our Board.
Earl R. Lewis III served as Chairman of the Board and as Chief Executive Officer and President of FLIR Systems from 2000 through May 2013, and since May 2013 as Chairman of the Board and as a senior consultant to FLIR Systems. Mr. Lewis also served as Chairman of the Board of Harvard Bio Science from 2013 through June 2018, as CEO and President of Thermo Instrument Systems from 1998 to 2000, as President in 1997, and as COO in 1996. Mr. Lewis also served as CEO and President of Thermo Optek Corporation from 1994 to 1996, as President of Thermo Jarrell Ash Corporation from 1988 to 1994, and in senior operations and manufacturing roles at Thermo Jarrell Ash since 1984 and at other companies in previous years. Mr. Lewis holds a B.S. from Clarkson College of Technology. Mr. Lewis is currently serving as a director and serves as the Chair of our Compensation Committee and a member of the Nominating and Corporate Governance Committee.
Our Board has determined that, based on Mr. Lewis' extensive leadership experience in senior positions, he is qualified to be a member of our Board.
Abinand Rangesh has been with the Company since 2016 and has held roles in various divisions including sales, business development and most recently Chief Financial Officer and Treasurer. Dr. Rangesh was appointed as our Chief Executive Officer on January 30, 2023 and has served, and continues to serve as our Chief Financial Officer (Principal Financial Officer) and Treasurer since June 14, 2021. Prior to joining Tecogen, he was an executive in renewable energy and software startups. His work as CTO at LumiSolair earned the company the 2013 EPA award. In addition, Dr. Rangesh has multiple design patents and has published multiple scientific papers in peer reviewed journals. Dr. Rangesh earned both his Ph.D. and undergraduate degrees in engineering from the University of Cambridge, United Kingdom. Dr. Rangesh is a citizen of the United States and the United Kingdom. Dr. Rangesh was appointed by our board in June 2021 to serve as a director and is currently serving as a director.
Our Board has determined that, based on Dr. Rangesh's prior experience and education, he is qualified to be a member of our Board.
There are no arrangements or understandings between any of our directors or executive officers and any other individuals regarding his or her selection as a director. There are no family relationships between any current executive officer, director, or director nominee.
There are no material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.
Biographical Information Regarding Our Named Executive Officers

Abinand Rangesh was appointed as our Chief Executive Officer on January 30, 2023 and has served as our Chief Financial Officer since June 16, 2021. For more information regarding Dr. Rangesh, please see his biographical information under "Directors," above.
Robert A. Panora has been our Chief Operating Officer and President since the organization of Tecogen in 2000. In August of 2015, Mr. Panora began serving as Director of Operations of American DG Energy and continued to serve as Director of Operations until the completion of the ADGE Merger. On March 29, 2018, Mr. Panora was appointed as the sole director of ADGE. Before this role, since 1990, he had been General Manager of the Company’s Product Group while a division of Thermo Electron Corporation and Manager of Product Development, Engineering Manager, and Operations Manager since 1984. Over his 31-year tenure with Tecogen and its predecessors, Mr. Panora has been responsible for sales and marketing, engineering, service, and manufacturing. Mr. Panora contributed to the development of Tecogen’s first cogeneration product, and was Program Manager for cogeneration and chiller projects that followed. Mr. Panora has had considerable influence on many aspects of the business, from building the employee team, to conceptualizing product designs and authoring many of the original business documents, sales tools, and product literature pieces. Mr. Panora has a B.S. and M.S. in Chemical Engineering from Tufts University.
John K. Whiting, IV has been the Company's General Counsel since January 2018, and Secretary of the Company since November 2019. Previously, Mr. Whiting served as General Counsel & CFO of Inspired Therapeutics LLC from April 2017 to November 2024, as Vice President, General Counsel & Secretary of Vero Biotech LLC from January 2012 to 2017, as Vice President, General Counsel & Secretary of Pharos LLC and Levitronix LLC from 2009 through 2011, as Vice President & General Counsel of American Renal Associates Inc. from 2002 to 2008, and as Associate General Counsel of Thermo Electron Corporation (now Thermo Fisher Scientific Inc.) from 1996 through 2002. Mr. Whiting holds a B.A. in Political Science and History from the University of Vermont, a J.D. from Boston University School of Law, and an MBA from F.W. Olin Graduate School of Business at Babson College.
Stephen Lafaille joined Tecogen in May 2010 as a Product Development Engineer and was promoted to Product Manager where he acted as an interface between the engineering department and our customers, increasing his understanding of the sales process and customer need. Leveraging his understanding of the market, business environment, and sales process, Mr. Lafaille moved into a business development role as Director of Business Development, and was promoted to Vice President of Business Development in 2022. Mr. Lafaille is responsible for developing strategic partnerships, establishing, and growing new markets, and strengthening Tecogen’s position in existing key market verticals. Mr. Lafaille holds a B.S. and M.S. in Mechanical Engineering from the University of New Hampshire.
Roger P. Deschenes initially consulted with the Company in September 2020 and joined Tecogen in March 2021 as Chief Accounting Officer. Mr. Deschenes has led accounting and finance functions in high-technology manufacturing, consumer products and distribution companies for over 30 years, including as Division Chief Financial Officer at L3 Security Detection Systems, Inc. in 2017 and 2018, and as Vice President, Finance, Chief Financial Officer and Chief Accounting Officer at Implant Sciences Corporation from 2008 to 2017. Mr. Deschenes served as Vice President, Finance with Beacon Roofing Supply, Inc. from 2006 to 2007. From 1990 to 2006, Mr. Deschenes served in several senior accounting and financial capacities at Saucony, Inc. including: Vice President, Controller, Chief Accounting Officer and Assistant Treasurer. Mr. Deschenes received a B.S. in Business Administration from Salem State University and is a Certified Management Accountant.
Each executive officer is appointed by, and serves at the discretion of, our Board. Our executive officers hold office until their successors are duly appointed, or until their earlier resignation or removal.

The Board maintains an audit committee, compensation committee, and nominating and corporate governance committee. We may also establish special or other committees from time to time to consider matters at the request of the board. The current members of such committees are set forth in the table set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our shares of common stock as of April 25, 2025, by:

•each person known by us to be the beneficial owner of more than five percent (5%) of our common stock,
•each director or director nominee,
•each named executive officer, and
•all of our current directors and named executive officers as a group.

The number and percentage of shares beneficially in the following table are based on 24,985,261 shares of common stock issued and outstanding as of April 25, 2025. Except as indicated by the footnote and subject to community property laws where applicable, to our knowledge, each person named in the table below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities.

Name and address of beneficial owner (1)	Shares Owned (2)	Percent of Class
Holders of Common Stock of 5% or More
Ann Marie Pacheco, as Trustee (3)	3,699,624	14.81%
Daphne Hatsopoulos (4)	2,744,385	10.98%
Michael A. Bass, as Trustee (5)	2,260,855	9.05%
Tryfon Natsis and Despina Natsis(6)	1,726,475	6.91%
	10,431,339	41.75%

Directors and Named Executive Officers:
Directors
John M. Albertine (7)	56,250	*%
Angelina M. Galiteva (8)	183,750	*%
Ahmed F. Ghoniem (9)	146,473	*%
John N. Hatsopoulos (10)	1,058,224	4.2%
Susan F. Hirsch (11)	275,416	1.1%
Earl R Lewis, III (12)	760,750	3%
Named Executive Officers
Abinand Rangesh (13)	185,301	*%
Robert A. Panora (14)	165,223	*%
John K. Whiting, IV (15)	281,886	1.1%
Stephen Lafaille (16)	83,862	*%
Roger P. Deschenes (17)	121,248	*%
All Directors and Named Executive Officers as a group (11 persons)	3,318,383	12.7%
* Represents less than 1%
(1)Except as set forth below, the address of the individual or entity listed in the table above is: c/o Tecogen Inc., 76 Treble Cove Road, North Billerica, Massachusetts 01862.
(2)Unless otherwise noted in these footnotes, beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is generally based on voting powers and/or investment powers with respect to securities. Unless otherwise noted, all shares of common stock listed above are owned of record by each individual or entity named as beneficial owner and such individual or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be.
(3)Includes: (a) 1,620,664 shares of common stock held for the benefit of Nia M. Hatsopoulos Jephson pursuant to The John N. Hatsopoulos 1989 Family Trust of which Mrs. Ann Marie Pacheco is the sole trustee, and (b)

2,078,960 shares of common stock held by the Nia M. Hatsopoulos Jephson 2011 Irrevocable Trust, of which Ms Pacheco is the sole trustee. The address of the holder is 76 Treble Cove Road, Billerica, MA 01862. Mr. Hatsopoulos disclaims beneficial ownership of all shares held by the trusts.
(4)Includes: (a) 154,760 shares of common stock held directly by Mrs. Daphne Hatsopoulos, (b) 1,812,468 shares of held by the George Hatsopoulos Marital Trust, of which Mrs. Hatsopoulos is a trustee, (c) 320,179 shares of common stock held by the 1994 Hatsopoulos family trust for the benefit of Nicolas Hatsopoulos, of which Mrs. Hatsopoulos is a trustee, and (d) 456,978 shares held by the 1994 Hatsopoulos Family Trust for the benefit of Marina Hatsopoulos, of which Mrs. Hatsopoulos is a trustee.
(5)    Includes: (a) 2,250,000 shares of common stock held by The Hatsopoulos 2012 Family Trust, of which Mr. Michael A. Bass is the sole trustee, and (b) 10,855 shares of common stock held by the George Hatsopoulos 2010 Trust of which Mr. Bass is the sole trustee. The address for Mr. Bass is 1380 Soldier's Field Road, Boston, MA 02135.
(6)    Tryfon Natsis and Despina Pantopoulos Natsis share ownership was obtained from a Certified Shareholder List issued by our transfer agent VStock Transfer, LLC and from Mr. Natsis' broker, JP Morgan. The address for Mr. and Mrs. Natsis is 36 Chemin Du Milieu, Collonge-Bellerive, Geneva, Switzerland 1245.
(7)    Represents: 56,250 shares underlying currently exercisable options. Does not include 93,750 shares underlying options that are not currently exercisable.
(8)    Includes: (a) 50,000 shares of common stock held by Ms. Angelina Galiteva, and (b) 133,750 shares underlying currently exercisable options. Does not include 66,250 shares underlying options that are not currently exercisable.
(9)    Represents 146,473 shares underlying currently exercisable options. Does not include 66,250 shares underlying options that are not currently exercisable.
(10)    Includes: (a) 988,951 shares held by Mr. Hatsopoulos; (b) 28,225 shares of common stock held by Mrs. Hatsopoulos; (c) 3,325 shares of common stock held in an individual retirement account for Mrs. Hatsopoulos; and (d) 37,723 shares underlying currently exercisable options. Does not include 25,000 shares underlying options of common stock that are not currently exercisable and the following shares with respect to which Mr. Hatsopoulos disclaims beneficial ownership: (a) shares of common stock held in The John N. Hatsopoulos 1989 Family Trust for the benefit of Nia Maria Hatsopoulos Jephson, of which Mrs. Ann Marie Pacheco is the sole trustee, (b) shares of common stock held in the Nia M. Hatsopoulos Jephson 2011 Irrevocable Trust, of which Mrs. Pacheco is the sole trustee, and (c) shares of common stock held in The John N. Hatsopoulos Family Trust 2007, of which Mr. Yiannis Monovoukas is the sole trustee.
(11)    Includes 250,416 shares of common stock held by Ms. Susan Hirsch, and 25,000 shares underlying currently exercisable options. Does not include 100,000 shares underlying options of common stock that are not currently exercisable.
(12)    Includes: (a) 727,000 shares of common stock held by Mr. Earl R. Lewis, III, and (b) 33,750 shares underlying currently exercisable options. Does not include 66,250 shares underlying options that are not currently exercisable.
(13)    Includes: (a) 10,301 shares of common stock held by Mr. Abinand Rangesh; and (b) 175,000 shares underlying currently exercisable options. Does not include 95,000 shares underlying options that are not currently exercisable.
(14)    Represents 165,223 shares underlying currently exercisable options. Does not include 100,000 shares underlying options that are not currently exercisable.
(15)    Includes: (a) 636 shares of common stock held by Mr. John K. Whiting, IV, and (b) 281,250 shares underlying currently exercisable options. Does not include 118,750 shares underlying options that are not currently exercisable.
(16)    Represents 83,862 shares underlying currently exercisable options. Does not include 25,000 shares underlying options that are not currently exercisable.
(17)    Includes: (a) 24,998 shares of common stock held by Mr. Roger P. Deschenes, and (b) 96,250 shares underlying currently exercisable options. Does not include 43,750 shares underlying options that are not currently exercisable.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2024, regarding shares of common stock that may be issued under the Company’s 2006 Stock Incentive Plan, as amended, and the 2022 Stock Incentive Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)
Equity compensation plans approved by security holders	2,752,962	$1.14	4,058,168
Equity compensation plans not approved by security holders	—	—	—
Total	2,752,962	$1.14	4,058,168
The 2006 Stock Incentive Plan and 2022 Stock Incentive Plan are intended to provide incentives to Company officers, directors, employees, and consultants by providing such individuals with opportunities to purchase stock in the Company pursuant to options granted which qualify as “Incentive Stock Options,” or “ISO” or “ISOs,” under Section 422(b) of the Internal Revenue Code of 1986, as amended, or the “Code;” such options that do not qualify as ISOs, such options being non-qualified options, an “NSO” or “NSOs,” or pursuant to restricted stock grants or stock grants.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires executive officers and directors, and persons who own more than ten percent of our common stock ("10% holders"), to file with the SEC electronically initial reports of beneficial ownership of our shares on a Form 3 and reports of subsequent changes in beneficial ownership of our shares on Form 4 or Form 5. Based solely on our review of these forms (and amendments thereto) filed with the SEC and certifications from our officers and directors, we believe that all officers and directors complied in a timely manner with all filing requirements with respect to transactions for the year ended December 31, 2024.
Prohibition of Pledging and Hedging
We prohibit our directors and executive officers from entering into any derivative transaction in our shares (including short sales, forwards, equity swaps, options or collars, or other instruments that are based on our stock price). In addition, directors and executive officers are prohibited from pledging shares of our stock as collateral or security for indebtedness.

CORPORATE GOVERNANCE
The Board of Directors
The number of directors of the Company is established by our Board of Directors in accordance with the Company's By-laws. The directors are elected to serve until the next succeeding annual meeting of stockholders or until the election and qualification of a successor or such director’s earlier death, resignation or removal.
The Company's Certificate of Incorporation and By-laws provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least two thirds of the votes that all stockholders would be entitled to cast in an election of directors, and that any vacancy on the Board, including a vacancy resulting from an increase in the number of Directors, may be filled only by vote of a majority of our directors then in office and not by our stockholders.
Members of the Board discussed various business matters informally on numerous occasions throughout the year. There were two formal board meetings during 2024 and the Board of Directors handled certain matters by written consent on two occasions. All current directors attended all Board meetings. Independent directors endeavor to meet on a regular basis as often as necessary to fulfill their responsibilities, including at least twice annually in executive sessions without the presence of non-independent directors and management.

Board Leadership Structure and Role in Risk Oversight
The Company separates the roles of Chief Executive Officer and Chairperson in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the overall leadership and performance of the Company. Our Chairperson provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, presides over meetings of the full Board and leads all executive meetings of the independent directors. We are a small company with a small management team, and we feel the separation of these roles enhances high-level attention to our business.
Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.
Our Board has overall responsibility for informed oversight of our risk management process, including risks from cybersecurity threats. Our Board is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our Board has delegated to our Audit Committee its cybersecurity risk oversight processes, including oversight and mitigation of risks from cybersecurity threats.
Our Audit Committee receives periodic reports from management regarding our cybersecurity risks and is notified of any significant cybersecurity threat or incident. The Audit Committee reports to the Board regarding its activities, including with respect to cybersecurity matters and the occurrence of any material cybersecurity incident, if appropriate.
We have engaged a third-party consultant to manage risks associated with network protection and workstation management. Our consultant performs an annual assessment of our cybersecurity risk policies and procedures.
Our cybersecurity risk management and strategy processes are jointly led by our embedded software engineer and Chief Executive Officer, in conjunction with a third-party consultant we have engaged to assist with cybersecurity risks assessment and monitoring. Our embedded software engineer is informed about and monitors the prevention, mitigation, detection, and remediation of cybersecurity incidents through their management of the cybersecurity risk management and strategy processes described above, including our incident response plan. Our General Counsel, Chief Executive Officer and outside consultant comprise our cybersecurity management team, who collectively possess significant experience in evaluating, managing, and mitigating security and other risks, including cybersecurity risks.
Our embedded software engineer possesses significant information systems experience.

Committees of the Board of Directors
Our Board directs the management of our business and affairs and conducts its business through meetings of the Board and the following standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.
Audit Committee. The Audit Committee is presently composed of three members of the Board: Ms. Angelina Galiteva (Chair), Ms. Susan Hirsch and Dr. John Albertine. The Audit Committee assists the Board in the oversight of the audit of the Company’s financial statements and the quality and integrity of its accounting, auditing and financial reporting processes. The Audit Committee also has the responsibility of reviewing the qualifications, independence and performance of the Company’s independent registered public accounting firm and is responsible for the appointment, retention, oversight and, where appropriate, termination of the independent registered public accounting firm. During fiscal year 2024, the Audit Committee held four meetings. The Board has determined that each of the members of the Audit Committee meets the criteria for independence under the applicable listing or qualification standards of NYSE American and the OCTQX Best Market, and that Ms. Galiteva also qualifies as an “audit committee financial expert,” as defined by the rules adopted by the SEC. The Board has adopted a written charter for the Audit Committee, which is reviewed annually by the Audit Committee. The current Audit Committee Charter is available on the Company’s web site, http://investors.tecogen.com/audit-committee-charter.
Compensation Committee. The Compensation Committee is presently composed of three members of the Board: Mr. Earl Lewis, III (Chair), Ms. Angelina Galiteva, and Dr. Ahmed Ghoniem. The principal functions of the Compensation Committee are reviewing with management cash and other compensation policies for employees, making recommendations to the Board regarding compensation matters and determining compensation for the Executive Officers. Our Chief Executive Officer has been instrumental in the design and recommendation to the Compensation Committee of compensation plans and awards for our directors and executive officers including our President and Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel. All compensation decisions for the Chief Executive Officer and all other executive officers are reviewed and approved by the Compensation Committee and can be subject to ratification by the Board of Directors. The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In 2024, no compensation consultant was engaged for employee or executive compensation. During fiscal year 2024, the Compensation Committee held one formal meeting. The Board has determined that each of the members of the Compensation Committee meets the criteria for independence under the applicable listing or qualification standards of NYSE American and the OTCQX Best Market. The current Compensation Committee Charter is available on the Company’s web site at http://investors.tecogen.com/compensation-committee-charter.

Nominating and Governance Committee. The Nominating and Governance Committee is presently composed of two members of the Board, Dr. Ahmed Ghoniem (Chair), Ms. Susan Hirsch, and Mr. Earl Lewis. The Nominating and Governance Committee functions are to identify persons qualified to serve as members of the Board, to recommend to the Board of Directors persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the Board to fill any vacancies and recommend to the Board persons to be appointed to each of its committees. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of our Board. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. In addition, the Nominating and Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The Nominating and Governance Committee did not hold a formal meeting in 2024. The Board has determined that each of the members of the Nominating and Corporate Governance Committee meets the criteria for independence under the applicable listing or qualification standards of NYSE American and the OTCQX Best Market. The charter of the Nominating and Governance Committee is available on the Company’s website at http://investors.tecogen.com/nominating-and-governance-committee-charter.

Nominations and Proposals of Stockholders
The Company’s Nominating and Governance Committee identifies new director candidates through recommendations from members of the Committee, other Board members and executive officers of the Company and will consider candidates who are recommended by security holders, as described below. Although the Board does not have a formal diversity policy, the Committee and the Board will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors focus on skills, expertise or background and may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

A stockholder who, in accordance with Rule 14a-8, under the Exchange Act, wants to present a proposal for inclusion in the Company's Proxy Statement and proxy card for the 2026 Annual Meeting of Stockholders must submit the proposal not less than 120 days before the date the Company's proxy statement was released to stockholders in connection with the 2025 Annual Meeting of Stockholders, or by December 29, 2025. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain stock ownership and other eligibility standards and comply with certain rules established by the SEC.
Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2026 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 1.11 of our By-laws, in the case of business proposals, or Section 1.10 of our By-laws, in the case of director nominations. In order to be properly brought before the Annual Meeting of Stockholders, Sections 1.10 and 1.11 of our By-laws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than 90 days, and not more than 120 days prior to the first anniversary of the Company's prior year's annual meeting. Therefore, any notice intended to be given by a stockholder with respect to the Company's 2026 Annual Meeting of Stockholders pursuant to our By-laws must be received at our principal executive office no earlier than February 10, 2026 and no later than March 12, 2026. However, if the date of our Annual Meeting of Stockholders occurs more than 20 days before or 60 days after the anniversary of the prior Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day before such annual meeting or (2) the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 1.10 and 1.11 of our By-laws.
All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.
The Nominating and Corporate Governance Committee will evaluate new director candidates in view of the criteria described above, as well as other factors the Committee deems to be relevant, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. The Committee will evaluate any director candidates recommended by security holders under the same process. In determining whether to recommend to the Board the nomination of a director who is a member of the Board, the Committee will review the Board performance of such director and solicit feedback about the director from other Board members.
Code of Conduct and Ethics
The Company has adopted a code of business conduct and ethics that applies to the Company’s directors, officers and employees. The Company’s code of business conduct and ethics is intended to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of business conduct and ethics to an appropriate person or persons identified in the code of business conduct and ethics; and accountability for adherence to the code of business conduct and ethics. The Company’s code of business conduct and ethics is available on the Company’s website at http://ir.tecogen.com/governance-docs. A printed copy of the Company's code of business conduct and ethics is also available free of charge to any person who requests a copy by writing to our Secretary, Tecogen Inc., 76 Treble Cove Road, North Billerica, Massachusetts 01862.
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, or other disposition of our securities by directors, officers, and employees of the Company and its subsidiaries. The policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations. Our policy prohibits directors, officers, and certain other persons from entering into hedging or monetization transactions or similar transactions in our securities or pledging such securities without our advance approval. A copy of our policy is available on our website under https://ir.tecogen.com/governance-docs.

REPORT OF THE AUDIT COMMITTEE
The information contained in this Proxy Statement with respect to the Audit Committee Report and charter and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the “Securities Act”, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Company has an Audit Committee that is comprised of independent Directors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Company’s management is responsible for the Company’s internal controls, disclosure controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In the performance of the Audit Committee’s oversight function, we have reviewed and discussed with management the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. We have also discussed with the Company’s independent registered public accounting firm the matters requiring discussion pursuant to Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) and as adopted by the Public Company Accounting Oversight Board in Auditing Standard 1301 and such other matters as we have deemed to be appropriate. We have also discussed with the Company’s independent registered public accounting firm matters relating to its independence and have received the written disclosures and letter from it required by the applicable requirements of the Public Company Accounting Oversight Board.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

By the Members of the Audit Committee,

Ms. Angelina Galiteva, its Chair
Ms. Susan F. Hirsch
Dr. John M. Albertine

COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2024 and 2023, paid or accrued by the Company to or on behalf of those persons who were, during the fiscal years ended December 31, 2024 or December 31, 2023, the Company's Chief Executive Officer, Chief Financial Officer and the Company's most highly compensated named executive officers serving as such as of December 31, 2024 whose compensation was in excess of $100,000 ("Named Executive Officers").

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($) (1)	All other compensation ($) (2) (8)	Total ($)
Named Executive Officers
Abinand Rangesh	2024	201,010	—	—	—	2,484	203,494
Chief Executive and Financial Officer (Principal Executive and Financial Officer) and Treasurer (3)	2023	167,500	—	—	56,700	2,001	226,201

Robert A. Panora	2024	164,800	—	—	—	2,471	167,271
Chief Operating Officer and President (4)	2023	161,477	—	—	—	1,959	163,436

John K. Whiting, IV	2024	171,685	—	—	—	2,301	173,986
General Counsel and Secretary (5)	2023	163,800	—	—	15,188	1,981	180,969

Stephen Lafaille	2024	173,607	—	—	—	2,322	175,929
Vice President of Business Development (6)	2023	171,672	—	—	—	1,722	173,394

Roger P. Deschenes	2024	151,886	—	—	—	1,326	153,212
Chief Accounting Officer (7)	2023	142,425	—	—	15,188	1,363	158,976

Former Principal Executive Officer
Benjamin M. Locke	2024	—	—	—	—	11,667	11,667
Former Chief Executive Officer	2023	48,181	—	—	—	119,163	167,344
(Former Principal Executive Officer) (8)
______________________________________________________
(1)The amounts in the "Option Awards" column reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The assumptions used by us with respect to the valuation of stock and option awards are set forth in "Note 14 - Stockholders' Equity" to our Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)Premiums paid by us for disability, group term life insurance and 401k Match for the years ended December 31, 2024 and 2023 were as follows:

	Year Ended December 31, 2024			Year Ended December 31, 2023
Named Executive Officer	Insurance Premiums	401k Match	Total	Insurance Premiums	401k Match	Total
Abinand Rangesh	$1,484	$1,000	$2,484	$1,501	$500	$2,001
Robert A. Panora	1,471	1,000	2,471	1,459	500	1,959
John K. Whiting, IV	1,301	1,000	2,301	1,481	500	1,981
Stephen Lafaille	1,322	1,000	2,322	1,222	500	1,722
Roger P. Deschenes	1,346	—	1,346	1,363	—	1,363

(3)    On January 30, 2023 Dr. Rangesh was appointed Chief Executive Officer. Dr. Rangesh was appointed Chief Financial Officer and Treasurer on June 16, 2021.
(4)    Mr. Panora transitioned to a part-time role on January 11, 2020. Effective March 6, 2025 Mr. Panora transitioned to full-time.
(5)    Mr. Whiting has provided services on a part-time basis since he joined us in 2018 and provided approximately 30 hours of service per week in both 2023 and 2024.
(6)    Mr. Lafaille was promoted to Vice President of Business Development in 2022. Includes base salary and sales commissions.
(7)    Mr. Deschenes has provided services on a part-time basis since he joined us in 2021 and provided approximately 30 hours of service per week in both 2023 and 2024.
(8)     Mr. Locke resigned as our Chief Executive Officer on January 30, 2023.
(9)    Mr. Locke was paid $11,667 and $119,163 in 2024 and 2023, respectively, under a Consulting Agreement dated January 27, 2023, which agreement expired on January 31, 2024.
See "Employment Contracts and Termination of Employment and Change in Control Arrangements" below for the terms of certain agreements and change-in-control provisions.

Executive Officer Outstanding Equity Awards
The following table sets forth information with respect to outstanding equity awards held by our executive officers as of December 31, 2024.

		Option Awards				Stock Awards
Named Executive Officer		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Abinand Rangesh	(1)	10,000	—	$3.91	12/12/2026	—	—
	(2)	25,000	25,000	$0.71	7/9/2030	—	—
	(3)	70,000	—	$1.10	1/21/2032	—	—
	(4)	70,000	70,000	$0.88	9/20/2033	—	—

Robert A. Panora	(5)	12,723	—	$0.79	4/29/2026	—	—
	(6)	100,000	100,000	$0.71	7/9/2030	—	—
	(7)	52,500	—	$1.10	1/21/2032	—	—

John K. Whiting, IV	(8)	10,000	—	$2.50	1/16/2028	—	—
	(9)	50,000	—	$3.80	12/11/2028	—	—
	(10)	50,000	—	$3.76	6/11/2029	—	—
	(11)	100,000	100,000	$0.71	7/9/2030	—	—
	(12)	52,500	—	$1.10	1/21/2032	—	—
	(13)	18,750	18,750	$0.88	9/20/2033	—	—

Stephen Lafaille	(14)	6,362	—	$3.93	4/29/2026	—	—
	(15)	25,000	25,000	$0.71	7/9/2030	—	—
	(16)	52,500	—	$1.10	1/21/2032	—	—

Roger P. Deschenes	(17)	25,000	25,000	$0.78	9/21/2030	—	—
	(18)	52,500	—	$1.10	1/21/2032	—	—
	(19)	18,750	18,750	$0.88	9/20/2033	—	—

(1)     Includes stock option award granted December 12, 2016 in connection with Dr. Rangesh's service with us, with 25% of the options vesting on December 12, 2017 and then an additional 25% of the options vesting on each of the subsequent three anniversaries, subject to Dr. Rangesh's continued employment and subject to acceleration of vesting upon a change in control.
(2)    Includes stock option award granted on July 9, 2020 in connection with Dr. Rangesh's service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Dr. Rangesh's continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.
(3)    Includes stock option award granted on January 21, 2022 in connection with Dr. Rangesh's service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Dr. Rangesh's continued employment and subject to acceleration of vesting upon a change in control.
(4)    Includes stock option award granted on September 20, 2023 in connection with Dr. Rangesh's service with us, with 50% of the options vesting on September 20, 2024 and then 50% vesting on September 20, 2025, subject to Dr. Rangesh's continued employment and subject to acceleration of vesting upon a change in control.

(5) Includes stock option award granted on May 12, 2016 to Mr. Panora in connection with the Ilios Merger. Upon completion of the Ilios Merger all option holders of Ilios Inc. received fully vested options of Tecogen according to an exchange ratio, where every 7.86 options of Ilios Inc., were exchanged for 1 fully vested option of Tecogen.
(6)    Includes stock option award granted on July 9, 2020 in connection with Mr. Panora's service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Mr. Panora's continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.
(7)    Includes stock option award granted on January 21, 2022 in connection with Mr. Panora's service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Mr. Panora's continued employment and subject to acceleration of vesting upon a change in control.
(8)     Includes stock option award granted January 16, 2018 in connection with Mr. Whiting's service with us, with 25% of the options vesting on January 16, 2019 and then an additional 25% of the options vesting on each of the subsequent three anniversaries, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control.
(9)     Includes stock option award granted December 11, 2018 in connection with Mr. Whiting's service with us, with 25% of the options vesting on December 11, 2019 and then an additional 25% of the options vesting on each of the subsequent three anniversaries, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control.
(10)     Includes stock option award granted June 11, 2019 in connection with Mr. Whiting's service with us, with 25% of the options vesting on June 11, 2020 and then an additional 25% of the options vesting on each of the subsequent three anniversaries, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control.
(11)    Includes stock option award granted on July 9, 2020 in connection to Mr. Whiting's service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.
(12)    Includes stock option award granted on January 21, 2022 in connection with Mr. Whiting's service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control.
(13)    Includes stock option award granted on September 20, 2023 in connection with Mr. Whiting's service with us, with 50% of the options vesting on September 20, 2024 and then 50% vesting on September 20, 2025, subject to Mr. Whiting's continued employment and subject to acceleration of vesting upon a change in control.
(14)     Includes stock option awarded on April 29, 2016 in connection with Mr. Lafaille's service with us, options vesting in four equal annual installments commencing on April 29, 2017.
(15)     Includes stock option award granted on July 9, 2020 in connection with Mr. Lafaille's service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Mr. Lafaille's continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.
(16)     Includes stock option award granted on January 21, 2022 in connection with Mr. Lafaillet's service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Mr. Lafaille's continued employment and subject to acceleration of vesting upon a change in control.
(17)    Includes stock option award granted on September 20, 2020 in connection with Mr. Deschenes' service with us, that provides that 50% of the options vest once we achieve Adjusted EBITDA of not less than 2% of revenue for two consecutive quarters and the remaining 50% of the options vest once we have achieved Adjusted EBITDA of 3% for four consecutive quarters, subject to Mr. Deschenes' continued employment and subject to acceleration of vesting upon a change in control. The initial performance target was achieved and 50% of the options vested on June 30, 2022.
(18)    Includes stock option award granted on January 21, 2022 in connection with Mr. Deschenes' service with us, with 50% of the options vesting on January 21, 2023 and then 50% vesting on January 21, 2024, subject to Mr. Deschenes' continued employment and subject to acceleration of vesting upon a change in control.
(19)    Includes stock option award granted on September 20, 2023 in connection with Mr. Deschenes' service with us, with 50% of the options vesting on September 20, 2024 and then 50% vesting on September 20, 2025, subject to Mr. Deschenes' continued employment and subject to acceleration of vesting upon a change in control.

Executive Officer Target Bonus Plan
On March 1, 2024, our Compensation Committee adopted a performance bonus plan for our CEO and certain senior management consisting of a one-time payment contingent on our achieving two consecutive quarters of positive Adjusted EBITDA exceeding 2%, inclusive of all bonus accruals. The bonus amounts would be $50,000 for our CEO, and $35,000 for each of our Chief Operating Officer, Chief Accounting Officer, and General Counsel.
Director Compensation
We did not pay any cash compensation to our non-employee directors in 2023 and 2024. However, our non-employee directors are eligible to receive stock or option awards under our equity incentive plans. We did not award any stock or option awards for service as directors in 2021. In March 2022 our Board of Directors adopted a policy for compensation of non-employee directors of the Company pursuant to which each director is awarded options to purchase shares of our common stock consisting of options to purchase 100,000 shares awarded in connection with such director's initial appointment as a member of our Board, and options to purchase 25,000 shares of our common stock upon the director's reelection or reappointment to serve an additional term as a director. Such options vest in equal installments on the first, second, third, and fourth anniversaries of the date of grant. We reimburse all of our directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Any director who is also one of our employees receives no additional compensation for serving as a director.

The following table provides information for the year ended December 31, 2024 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of 2024, other than Dr. Rangesh, who is not included in the table below as he is an employee and receives no compensation for his services a director. The compensation received by Mr. Hatsopoulos is described below under the heading "Advisory Agreement," and the compensation received by Dr. Rangesh is shown in the "Summary Compensation Table" above.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Options Awards ($)	Non-equity incentive compensation earnings ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Angelina M. Galiteva	—	—	8,950	—	—	—	8,950
John N. Hatsopoulos	1	—	—	—	—	—	1
John M. Albertine	—	—	8,950	—	—	—	8,950
Ahmed F. Ghoniem	—	—	8,950	—	—	—	8,950
Susan Hirsch	—	—	8,950	—	—	—	8,950
Earl R. Lewis, III	—	—	8,950	—	—	—	8,950
Compensation Committee Interlocks and Insider Participation
During fiscal year 2024, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the current members of the Compensation Committee of our Board has ever been an employee of the Company.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
We have not entered into an employment agreement with any of our named executive officers, however, stock option awards granted under our 2006 Stock Incentive Plan and 2022 Stock Incentive Plan contain certain change of control provisions that accelerate vesting in the event of certain transactions resulting in a change of control. We have also entered into Change of Control Severance Agreements with Messrs. Panora and Whiting that provide for the payment of one year of salary and other benefits in the event of their termination by the Company without good cause, or by the employee for good reason, following a change of control.
The stock and option awards that would vest for each named executive officer if a change-in-control were to occur are disclosed under our Outstanding Equity Awards at Fiscal Year-End Table. Descriptions of the change-in-control provisions in our 2006 Stock Incentive Plan is set forth under "Stock Incentive Plans - 2006 Stock Incentive Plan - Change in Control" and in our 2022 Stock Incentive Plan under "Stock Incentive Plan - 2022 Stock Incentive Plan - Change of Control."
Advisory Agreement with John Hatsopoulos
On January 3, 2018 the Company entered into an Advisory Agreement with John N. Hatsopoulos, a member of the Board of Directors. The Advisory Agreement provides that Mr. Hatsopoulos will resign as a member of the Board of Directors at the Company's 2018 Annual Meeting of Stockholders or June 30, 2018, whichever comes first. Pursuant to the Advisory Agreement, Mr. Hatsopoulos will remain an advisor to the Company's Board of Directors and an employee of the Company in the Company's Investors Relations Department. He will be paid a salary of $1.00 annually and receive the same benefits as other similarly situated employees as well as administrative support for the duration of the agreement. Mr. Hatsopoulos was not nominated for election as a director at the June 6, 2018 Annual Meeting of Stockholders, but on February 1, 2019 was reappointed by the Company's Board of Directors to serve as a director of the Company. On July 22, 2019 the Advisory Agreement with Mr. Hatsopoulos was modified to provide that the Company would continue to provide the employee benefits contemplated by the Advisory Agreement. On July 19, 2023, the Advisory Agreement was extended until March 28, 2026 provided that Mr. Hatsopoulos continues to provide the advisory services contemplated by the agreement.
Consulting Agreement with Benjamin Locke
On January 27, 2023 the Company entered into a Consulting Agreement with Benjamin Locke, our former Chief Executive Officer who resigned from the Company on January 30, 2023. Pursuant to the terms of the agreement, which was effective on January 30, 2023, Mr. Locke will continue to support and provide services to the Company during the transitional period following his resignation for a period of one year from the effective date. Mr. Locke will be compensated for consulting services for the initial three (3) months of the agreement at the rate of $17,500 per month and will be compensated over the remaining nine (9) months of the term of the agreement at a monthly rate of $5,833. For a period of up to nine (9) months from the effective date, Mr. Locke will also be reimbursed $2,870 per month for healthcare insurance benefits until such time that Mr. Locke is no longer a participant in our healthcare insurance benefits. The aggregate payment to Mr. Locke for the duration of the consulting agreement, which expired on January 31, 2024, including the Company benefit plan reimbursement, was approximately $131,000. Mr. Locke is not entitled to any other compensation or benefits under the consulting agreement.
Stock Incentive Plans
2006 Stock Incentive Plan
Overview. Our Board originally adopted our 2006 Stock Incentive Plan on December 22, 2005. The plan was amended and restated by our Board on November 1, 2016, and approved by our stockholders on June 29, 2017 (the 2006 Stock Incentive Plan, as so amended and restated, “2006 Plan”). The 2006 Plan authorizes the grant or award and issuance of incentive stock options to our officers and directors, and non-qualified stock options, stock awards, and restricted stock to our employees, officers, directors and consultants. As of December 31, 2024, we have granted awards under our 2006 Plan covering 2,737,582 of the 3,838,750 shares authorized for issuance under the 2006 Plan.
Term of Plan. The 2006 Plan expires on January 1, 2026, and no award may be made after that date, however, awards made before that date may extend beyond that date.
Eligible Participants. Eligible participants include our employees, officers, directors and consultants and those of any of our subsidiaries or affiliates.
Shares Reserved for Issuance. We have reserved 3,838,750 shares of our common stock for issuance pursuant to awards under the 2006 Plan. If an award under the 2006 Plan is cancelled, expires, forfeited, settled in cash or otherwise terminates without being exercised in full, the shares of common stock not acquired pursuant to the award will again become available for issuance under the 2006 Plan.
Adjustments for Stock Splits and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2006 Plan, including the individual limitations on awards, to reflect a stock split, reorganization, recapitalization and other similar events.
Administration. Our Board has delegated its authority to administer the 2006 Plan to our Compensation Committee. Subject to the provisions of the 2006 Plan, the Compensation Committee has the power to take all actions that it determines to be necessary or appropriate in connection with the administration of the 2006 Plan, including, without limitation:
•determine the directors, officers, employees and others that are eligible to participate in the plan, to which of such participants, if any, awards shall be granted, and the timing of any such awards
•determine the exercise prices of options or purchase prices of stock awards terms and conditions, including the number of shares subject to awards
•determine whether an option should be an incentive stock option or non-qualified stock option
•determine the time or times when or what conditions must be satisfied before each option shall become exercisable and the duration of the exercise period

•determine whether restrictions such as transfer restrictions, repurchase options, and “drag along” rights and rights of first refusal are to be imposed on shares subject to options, and
•interpret and the 2006 Plan and prescribe and rescind rules and regulations related to the plan
The Compensation Committee may delegate, in its discretion, to a single officer who is a member of our Board all or part of the Compensation Committee’s authority and duties with respect to the granting of stock rights to individuals who are not subject to the reporting requirements under Section 16(a) of the Securities Exchange Act.
Acquisitions and Changes in Control
Acquisitions. In the event we are subject to or engage in a merger, consolidation, or other similar event in which outstanding shares are exchanged for cash, securities, or other property of another entity, or the sale or lease of all or substantially all of our assets to another person (an “Acquisition”), the Compensation Committee shall provide that the surviving entity of the Acquisition shall assume options granted pursuant to the 2006 Pan or substitute options of the surviving entity on an equitable basis, provide that options become exercisable in full or, if holders of our shares are to receive cash, securities, or other property in the Acquisitions, provide that all outstanding options shall terminate upon consummation of the Acquisition and that each optionee shall receive, in exchange for vested shares under such option, a payment in cash or kind having a market value reasonably determined by the Compensation Committee of the surviving entity.
Change in Control. In the event a change of control that either is not an Acquisition or constitutes an Acquisition but the surviving entity in the Acquisition assumes the company’s outstanding options or substitutes options of the surviving entity equitably, and an employee’s employment is terminated prior to the six month anniversary of the date of the change in control, subject to certain exceptions, then all options that are assumed or substituted options will vest and become exercisable immediately.
For purposes of the 2006 Plan, a “change in control” occurs on the occurrence of:
•an Acquisition after which holders of common stock before the Acquisition do not beneficially own, directly or indirectly, at least 50% of the combined voting power of the then outstanding securities of the surviving entity, or
•a single transaction or series of transactions occur pursuant to which a person, excluding any employee benefit plan sponsored by us prior to such transaction, acquires beneficial ownership, directly or indirectly, of at least 50% of the combined voting power of the then outstanding securities of us or the surviving entity.
2022 Stock Incentive Plan
Overview. Our 2022 Stock Incentive Plan (“2022 Plan”) authorizes the grant or award and issuance of incentive stock options, non-qualified stock options, restricted stock awards, and common stock to our employees, officers, directors and consultants. The purpose of the 2022 Plan is to promote our interests and our stockholders by providing our employees, directors, officers and consultants with appropriate incentives and rewards to encourage them to enter into and continue in their employment or service with us, to acquire a proprietary interest in our long-term success, and to reward an individual’s performance in fulfilling corporate objectives. The 2022 Plan provides flexibility to us going forward by permitting us to compensate and award employees, officers, directors and consultants through the issuance of certain options, restricted stock, and stock awards. As of December 31, 2024, we have granted awards under our 2022 Plan covering 850,000 of the 3,800,000 shares authorized for issuance under the 2022 Plan.
Term of Plan. The 2022 Plan became effective on March 8, 2022, and was approved by our stockholders on June 9, 2022. The 2022 Plan is for a term of ten years and will terminate March 8, 2032, and no award may be made after that date, however, awards made before that date may extend beyond that date.
Eligible Participants. Eligible participants include our employees, officers, directors and consultants and those of any of our subsidiaries or affiliates.
Shares Reserved for Issuance. We have reserved 3,800,000 shares of our common stock for issuance pursuant to awards under the 2022 Plan. If an award under the 2022 Plan is cancelled, expires, forfeited, settled in cash or otherwise terminates without being exercised in full, the shares of common stock not acquired pursuant to the award will again become available for issuance under the 2022 Plan.
Certain Award Limits. The 2022 Plan provides that the maximum aggregate amount of awards that may be granted to a non-employee director in a calendar year shall not exceed $100,000. The maximum aggregate number of shares for which options may be granted in any calendar year to an individual participant is not to exceed 1.5% of our issued and outstanding shares on December 31 of the calendar year immediately preceding the grant of an award. Further, the maximum aggregate number of shares for which restricted stock awards and stock awards may be granted in any calendar year to an individual participant is not to exceed 1.5% of our issued and outstanding shares on December 31 of the calendar year immediately preceding the grant of an award.
Adjustments for Stock Splits and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2022 Plan, including the individual limitations on awards, to reflect a stock split, reorganization, recapitalization and other similar events.
Administration. Our Board has delegated its authority to administer the 2022 Plan to our Compensation Committee. Subject to the provisions of the 2022 Plan, the Compensation Committee has the power to take all actions that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation:
•prescribe, amend, and rescind rules and regulations relating to the 2022 Plan and to define terms not otherwise defined
•determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted, and the timing of any such awards
•grant awards to participants and determine their terms and conditions, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire
•establish any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award
•prescribe and amend the terms of the agreements or other communications evidencing awards made under the 2022 Plan (which need not be identical) and the terms or form of any document or notice required to be delivered to us by participants under the 2022 Plan
•determine the appropriate adjustment, if any, required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off or dividend, or other changes in the number or kind of outstanding shares or any stock or other securities into which such shares shall have been exchanged
•interpret and construe the 2022 Plan, any rules and regulations under the 2022 Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company, and
•make all other determinations deemed necessary or advisable for the administration of the 2022 Plan.
Change of Control. Unless the Board expressly provides otherwise prior to a change of control or in an award agreement, in the event of a change of control of our company, all outstanding options under the 2022 Plan vest and become exercisable on the date immediately before the change of control and all restrictions under restricted stock awards and restricted stock rights shall lapse or be deemed satisfied on the date immediately prior to the change of control.
A change of control is deemed to have occurred upon the occurrence of one of the following events:
•any person or group of persons becomes the beneficial owner of shares of our company to which 50% or more of the total number of votes for the election of directors may be cast;
•as a result of a cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, persons who were directors immediately prior to the event cease to constitute a majority of the Board;
•stockholders approve an agreement providing either that we will cease to be an independent publicly owned corporation or for sale or other disposition of all or substantially all the assets of the Company; or
•a tender offer or exchange offer is made for shares of our common stock (other than one made by us) and shares of common stock are acquired.
Award Types. The 2022 Plan authorizes the grant or award and issuance of incentive stock options, non-qualified stock options, restricted stock, and stock awards.

Stock Option Awards. Incentive stock options and non-qualified stock options may be granted pursuant the 2022 Plan. The Compensation Committee determines whether a stock option award is an incentive stock option or a non-qualified stock option and the terms of each stock option granted under the 2022 Plan, including the number of shares covered by an option, exercise price and means of payment, the vesting and exercisability of the option, and restrictions on transfer and the term. The stock options expire on the earliest of ten years after the date of grant, 60 days after the death or disability of the recipient, immediately upon termination of employment or service other than by death or disability, or on such date as the Compensation Committee determines. The Compensation Committee, in its sole discretion, may change by agreement the post-termination rights of a recipient, including accelerating the date or dates on which the option becomes vested and is exercisable following termination of employment or service, or extend the period. Options granted under the plan may be exercised by delivering cash, a cashless exercise, or by delivering to us the proceeds of shares of our common stock issuable under an option.
Incentive Stock Options. An incentive stock option is an award in the form of a stock option to purchase shares that is intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended and the rules and regulations thereunder (“Code”). The exercise price of each incentive stock option will not be less than the fair market value of our shares on the date on which the stock option is granted. Notwithstanding the foregoing, if a participant owns stock possessing more than ten percent of the combined voting power of all classes of our stock, the exercise price of such option must be at least 110% of the fair market value of a share of our common stock on the date of grant and the option must expire within a period of not more than five years from the date of grant
Non-Qualified Stock Option. A non-qualified stock option is an award in the form of a stock option to purchase shares. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under Section 422 of the Code. The exercise price of each non-qualified stock option will not be less than the fair market value of a share of our common stock on the date on which the stock option is granted.
Restricted Stock and Stock Awards. An award of restricted stock consists of a specified number of shares of our common stock that are subject to restrictions on transfer, conditions of forfeiture, and any other terms and conditions for periods determined by the Compensation Committee. Prior to the termination of the restrictions, a participant may be able to vote and receive dividends on the restricted stock unless the Compensation Committee determines otherwise but may not sell or otherwise transfer the shares.
The Compensation Committee may also make stock awards of common stock without restrictions, except that if the award is in lieu of salary, service fee, cash bonus or other cash compensation, the number of shares covered by an award shall be based on the fair market value of such shares on the date of grant.
The Compensation Committee has discretion to determine the terms of any award of restricted stock, including the number of shares subject to the award, and the minimum period over which the award may vest, and the acceleration of any vesting in the event of death, disability or change of control, as discussed above with regard to options.
Award Agreements. Each award under the 2022 Plan that is share based is evidenced by an award agreement setting forth the number of shares subject to the award, the purchase or exercise price, if any, the term of the award, the vesting period, and any performance criteria. The award agreement also sets forth such other material terms and conditions as the Compensation Committee may deem appropriate to the award consistent with the terms of the 2022 Plan.
Transferability. Awards are not transferable or assignable unless provided otherwise by the Compensation Committee with respect to certain specified family-related transfers.
Amendment and Termination. Our Board may amend, terminate, or modify the 2022 Plan at any time, without stockholder approval, unless required by the Code, pursuant to Section 16 under the Securities Exchange Act, or by any national securities exchange or system on which our common stock is then listed or reported, or by any regulatory body.
Clawback Policy
On March 28, 2025, our Board adopted the “Tecogen Inc. Policy for the Recovery of Erroneously Awarded Incentive Compensation” (“Clawback Policy”). The Clawback Policy is administered by our Compensation Committee and is triggered if we are required to prepare a restatement of our financial statements due to the material noncompliance by us with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error corrected is corrected in the current period or is left uncorrected in the current period.
The Clawback Policy applies to current and former executive officers (“Affected Officer”) as determined by the Compensation Committee and to the amount of incentive compensation received by such person that exceeds the amount of incentive compensation that otherwise would have been received had it been determined based on restated results.

Incentive compensation means any compensation that is granted, earned, or vested in whole or in part on the attainment of a financial reporting measure, including awards under our equity incentive plans. Financial reporting measure means any measure that is determined and presented in accordance with accounting principles used in preparing our financial statements and any measure that is derived in whole or in part from such measures.
If the Clawback Policy is triggered, the Compensation Committee will require recoupment of any excess incentive compensation received by an Affected Officer during the three completed fiscal years immediately preceding the date we are required to prepare an accounting restatement. However, the policy applies to Affected Officers on or after the effective date of the policy; after the person becomes an Affected Officer; was serving as an Affected Officer at any time during the performance period for the incentive compensation; and while we have a class of securities listed on a national securities exchange. Recoupment is required unless recovery is impracticable as determined by the Compensation Committee in accordance with the provisions of the policy. We will not indemnify, insure or otherwise reimburse any Affected Officer against the recovery of any excess incentive compensation. The Clawback Policy does not preclude us from taking other action to enforce an Affected Officer’s obligations to us, including under the terms of any equity award or other agreement. The Clawback Policy requires recoupment regardless of whether an Affected Officer contributed to a restatement.

PAY VERSUS PERFORMANCE
Overview
We believe our performance-based compensation philosophy for our executive officers provides incentives to achieve both short-term and long-term business objectives; aligns the interest of our executive officers and long-term stockholders; and enables us to attract, hire and retain talented individuals in a competitive marketplace. Under our pay-for-performance philosophy, a portion of our executive officer compensation is at-risk and tied to objective performance goals based on the Company's EBITDA. Our annual bonuses and the majority of our equity incentive awards are based on financial operating performance against pre-defined goals.
As required by Item 402(v) of Regulation S-K, we are providing the information below to illustrate the relationship between the SEC-defined compensation actually paid (“CAP”) and various measures to gauge our financial performance. CAP is calculated in accordance with Item 402(v) of Regulation S-K and differs from compensation disclosed in the Summary Compensation Table under “Compensation of Directors and Named Executive Officers” and other compensation related tables disclosed above.
Pay Versus Performance (1)

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (6)	Net Income (Loss) ($) (7)
2024	203,494	196,850	167,600	202,002	121	(4,760,238)
2023	226,201	214,162	173,922	161,160	65	(4,598,108)
2022	241,136	305,068	202,120	268,196	105	(2,447,927)
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(1)    This table and the following discussions includes data for the "compensation actually paid" to Abinand Rangesh, our principal executive officer during the years ended December 31, 2024 and 2023 and Benjamin Locke for the year ended December 31, 2022 presented ("PEO"), and our other Named Executive Officers ("NEOs"), as calculated and presented in accordance with Item 402(v) of Regulation S-K. These calculated amounts incorporate the impact of changes in the price of our common stock on the value of unvested and unexercised stock options and do not necessarily reflect amounts of compensation earned by or paid to our PEO and other NEOs for the period presented.
(2)    In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO's total compensation for each year presented to determine the "compensation actually paid":

PEO Compensation Actually Paid Calculation

Year	Reported Summary Compensation Table Total for PEO ($)	Less: Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Less: Reported Change in Actuarial Present Value of Pension Benefits ($) (c)	Pension Benefit Adjustments ($) (c)	Compensation Actually Paid to PEO ($)
2024	203,494	—	(6,644)	—	—	196,850
2023	226,201	(56,700)	44,661	—	—	214,162
2022	241,136	(29,330)	93,262	—	—	305,068
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(a)    The grant date fair value of equity awards represents the total amounts reported in "Stock Awards" and "Option Awards" columns in the Summary Compensation Table for the applicable year.
(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in the prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value: (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and, (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate the fair values, as remeasured, differ from those disclosed at the time of grant as a result of changes to the Black-Scholes model assumption inputs used to value the equity awards held by our PEO and Non-PEOs. The amounts added or deducted in calculating the equity award adjustments are as follows:
PEO Equity Award Adjustments

Year	Year End Fair Value of Equity Awards Granted in the Applicable Year and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards ($)	Fair value as of Vesting Date of Equity Awards Granted and Vested in Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)		Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	—	(43,244)	—	36,600	—		—	(6,644)
2023	48,300	(20,358)	—	16,719	—		—	44,661
2022	42,231	(42,869)	—	93,900	—	—	—	93,262
____________
(c)    The Company does not provide any Pension or Deferred Compensation benefits to the PEO or the Non-PEO NEOs.
(3)    The amounts reported in Average Summary Compensation Table for Non-PEO NEOs reflects the average of the amounts reported to the NEOs as a group (excluding the PEO) in the "Total" column of the Summary Compensation Table for each applicable year.
(4)    Our non-PEO NEOs for 2024 were Robert A. Panora, our Chief Operating Officer and President; John K. Whiting, IV, our General Counsel and Secretary; Stephen Lafaille, our Vice President of Business Development and, Roger P. Deschenes, our Chief Accounting Officer.

(5)    Our non-PEO NEOs for 2023 were Robert A. Panora, our Chief Operating Officer and President; John K. Whiting, IV, our General Counsel and Secretary; Joseph, E. Gehret, our Vice President of Operations; Stephen Lafaille, our Vice President of Business Development and, Roger P. Deschenes, our Chief Accounting Officer.
    Our non-PEO NEOs for 2022 were Abinand Rangesh, our Chief Financial Officer; Robert A. Panora, our Chief Operating Officer and President; John K. Whiting, IV, our General Counsel and Secretary; Joseph, B. Gehret, our Chief Technology Officer; and, Jeffrey H. Glick, our Vice President of Sales.
In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the average "compensation actually paid" to the NEOs, using the same methodology described above in Note 2:
Non-PEO Average Compensation Actually Paid Calculation

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less: Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($) (a)	Less: Average Reported Change in Actuarial Present Value of Pension Benefits ($) (c)	Pension Benefit Adjustments ($) (c)	Average Compensation Actually Paid to Non-PEO NEOs
2024	167,600	—	34,402	—	—	202,002
2023	173,922	(12,150)	(612)	—	—	161,160
2022	202,120	(2,000)	68,076	—	—	268,196
____________
(a)    The amounts added or deducted in calculating the equity award adjustments are as follows:
Non-PEO Total Average Equity Award Adjustments Calculation

Year	Average Year End fair Value of Equity Awards Granted in the Applicable Year and Unvested at Year End ($)	Year over Year Average Change in Fair Value of Outstanding Unvested Equity Awards ($)	Average Fair value as of Vesting Date of Equity Awards Granted and Vested in Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2024	—	23,767	—	10,635	—	—	34,402
2023	17,250	(30,401)	—	12,539	—	—	(612)
2022	29,562	8,389	—	30,125	—	—	68,076
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(6)    The amounts in the "Value of Fixed $100 Investment" column represents the total stockholder return ("TSR") of our common stock for the periods presented assuming a hypothetical $100 investment from the beginning of the earliest year in the pay-versus-performance table through the end of each applicable year in the table and assuming dividends, if any, were reinvested. The stock price performance reflected in these amounts is based on historical results and is not necessarily indicative of future stock price performance.
(7)    Net Income (Loss) are as reported in our Annual Report on Form 10-K for the applicable year.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.
Except as described below, since the beginning of the last completed fiscal year we have not been a party to any transaction and there is no currently proposed transaction in which we were a participant or are to be a participant and the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years and in which any of our directors or director nominees, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Director Loans
On October 9, 2023, we entered into an agreement with each of Mr. John N. Hatsopoulos, a director and principal stockholder, and Earl R. Lewis, III, a director and stockholder, pursuant to which Mr. Hatsopoulos agreed to provide financing to us of up to $1 million and Mr. Lewis agreed to provide financing to us of $500,000, and potentially an additional $500,000 at his discretion. Under the terms of the agreements, we may determine the amount of the loans at the time of draw down, subject to the conditions in our agreements with each of Mr. Hatsopoulos and Mr. Lewis discussed below. The loans and terms of the loan agreements were unanimously approved by the members of our Board.
Hatsopoulos’ Loan. Mr. Hatsopoulos has agreed to provide to us loans of up to $1 million in two separate tranches of $500,000. Each loan is to be made within ten days of Mr. Hatsopoulos’ receipt of notice from us setting out the amount of each such drawdown.
On October 10, 2023, we borrowed $500,000 from Mr. Hatsopoulos and issued a promissory note with respect thereto. The note, as amended on March 21, 2024, is due and payable two years from the date of issuance and bears interest at the rate of 5.12% per annum on the outstanding principal payable at maturity. Repayment of the note may be made in cash or in shares of our common stock. The principal and interest under the note is required to be repaid in the event of a change of control of the company or upon the occurrence of an event of default under the note, including upon a failure to pay the principal and interest when due, or the commencement of voluntary or involuntary bankruptcy or insolvency proceedings.
On July 23, 2024, we borrowed a further $500,000 from Mr. John N. Hatsopoulos and issued a promissory note with respect thereto. The note is due and payable one year from the date of issuance and bears interest at the rate of 5.06% per annum on the outstanding principal payable in full at maturity and on the terms and conditions set forth therein and a Note Subscription Agreement dated October 9, 2023, as amended.
On February 18, 2025, we entered into an agreement with Mr. Hatsopoulos to further extend the maturity dates for both promissory notes to July 31, 2026. Also, we agreed to permit Mr. Hatsopoulos to either receive repayment of his notes in cash, or, at his discretion, convert the balances of one or both of the promissory notes into shares of our common stock. In the event of such a conversion, the number of shares we will be required to issue will be determined by dividing the balance(s) due under the promissory note(s) by the average closing price per share of our shares during the thirty-day period prior to the date of conversion.
Lewis’ Loan. Mr. Lewis has agreed to provide to us a loan of $500,000 provided we have previously drawn down and have outstanding loans from Mr. Hastopoulos of $1 million dollars. The loan by Mr. Lewis is to be made within ten days of his receipt of notice from us. An additional loan of $500,000, or $1 million in the aggregate, may be made available to us on the same terms by Mr. Lewis at his discretion.
On September 18, 2024, we borrowed $500,000 from Mr. Lewis and issued a promissory note with respect thereto. The note is due and payable one year from the date of issuance and bears interest at the rate of 4.57% per annum due at maturity and on the terms and conditions set forth therein and the Note Subscription Agreement dated October 9, 2023, as amended.
On January 14, 2025, we agreed to permit Mr. Lewis to either receive repayment of his note in cash or, at his discretion, convert the balance of the promissory note into shares of our common stock. In the event of such a conversion, the number of shares we will be required to issue will be determined by dividing the balance due under the promissory note by the average closing price per share of our shares during the thirty-day period prior to the date of conversion.
Certain Loan Provisions. Under the terms of our agreement with each of Messrs. Hatsopoulos and Lewis, each loan drawdown is to bear interest on the outstanding principal at the Internal Revenue Service’s Applicable Federal Rate to be determined at the time we issue a promissory note in connection with a loan drawdown. The principal amount and accrued interest of each loan is repayable one year from the date of issuance of the applicable promissory note. A note may be prepaid by us at any time. The principal amount of each loan and accrued interest is subject to mandatory prepayment in the event of a change of control of Tecogen. The promissory notes are subject to customary events of default, including upon a failure to pay when due the principal and interest when due, or the commencement of voluntary or involuntary bankruptcy or insolvency proceeding, and are transferable provided the conditions to transfer set forth in the promissory notes are satisfied by the noteholder.
Policy Regarding Related Party Transactions
We have adopted a written policy covering related party transactions. Under the policy, information about transactions involving related persons is required to be reported to and assessed initially by our Chief Financial Officer. Related persons include our directors and executive officers, as well as immediate family members of directors and officers, and beneficial owners of more than five percent (5%) of our common stock. If a determination is made that a related person has a material interest in any transaction involving us, our Audit Committee consisting of independent directors will review, approve or ratify it, and the transaction is required to be disclosed in accordance with SEC rules. If the related person at issue is a director, or a family member of a director, then that director may not participate in those discussions. Under our policy, the following transactions with related persons, among others, are not deemed to create a material direct or indirect interest for a related person: a transaction where the rates or charges are determined by competitive bidding or other similar arm’s length processes; the transaction involves services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service; the interest of the related person in the transaction arises solely from the ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis; an employment relationship with an executive officer and the related compensation where the compensation is disclosed under SEC rules; and compensation payable to a director that is required to be reported under SEC rules.
Director Independence
Although our shares are quoted on the OTCQX Best Market, in determining director independence, we apply the definitions set out in Section 803 of the NYSE American Company Guide. The NYSE American Company Guide’s definition of “Independent Director” means a person other than an executive officer or employee or any other individual having a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board undertakes a review at least annually of director independence. During this review, the Board considers transactions and relationships between each director or any member of his immediate family and the company and its affiliates, if any. The purpose of this review is to determine whether any such relationship or transactions exist that are inconsistent with a determination that the director is independent. We believe such standards also satisfy or exceed the director independence requirements of the OTCQX Best Market.
AUDIT FEES SUMMARY
Fees billed by Wolf & Company P.C. ("Wolf") for services rendered in connection with the fiscal years ended December 31, 2024 and 2023 are set forth below. All fees earned by Wolf were pre-approved by the Audit Committee.

	2024	2023
Audit fees	$258,608	$242,106
Audit-related fees	—	34,000
Tax fees	—	—
All other fees	—	—
Total	$258,608	$276,106

Audit Fees
Audit fees billed by Wolf for 2024 and 2023 for professional services rendered in connection with the annual audits of the Company's financial statements included in the Company's Annual Report on Form 10-K for the years ended December 31, 2024 and 2023 and review of financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-related Fees
Audit-related fees for professional services for assurance and related services related to the performance of the audit or review of our consolidated financial statements which include consents for registration statements and other miscellaneous filings and acquisition valuation consultation in connection with the Aegis acquisition.
Tax Fees
There were no tax fees billed by Wolf in 2024 and 2023.
All Other Fees
There were no fees other fees billed by Wolf in 2024 and 2023.
Audit Committee's pre-approval policy and procedures
The Audit Committee’s current policy is to require all audit and permissible non-audit services provided by our independent auditors to be pre-approved by the committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS
PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s By-laws provide that the number of directors shall be determined from time to time by the Board of Directors. The Board of Directors currently consists of the following seven members: Ms. Angelina M. Galiteva, Mr. John N. Hatsopoulos, Dr. Ahmed F. Ghoniem, Ms. Susan F. Hirsch, Mr. Earl R. Lewis, Dr. John Albertine, and Dr. Abinand Rangesh.
The Board has concluded that the nomination and election of Ms. Angelina M. Galiteva, Mr. John N. Hatsopoulos, Ahmed F. Ghoniem, Ms. Susan F. Hirsch, Mr. Earl R. Lewis, Dr. John Albertine, and Dr. Abinand Rangesh as members of the Board is in the best interests of the Company, and recommends stockholder approval of the election of each nominee to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Biographical information concerning the nominees can be found under “Information About Directors and Executive Officers” above.
Each of the nominees has consented to being named in this Proxy Statement and to serve his or her respective term if elected. If a nominee should for any reason become unavailable for election, the Board may nominate a substitute nominee. If you have submitted a proxy and a substitute nominee is selected, proxies may be voted with discretionary authority by the persons appointed as proxies for any substitute nominee designated by the Board. Alternatively, if the Board does not select a substitute nominee, the proxy may vote only for the remaining nominees, leaving a vacancy on the Board that may be filled at a later date by the Board in accordance with the Bylaws of the Company. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.
The persons named in the proxy will vote FOR each such nominee, except where authority has been withheld as to the nominee.
Vote Required for Approval
The election of directors will be determined by a plurality of the votes cast by the stockholders.
The Board recommends a vote FOR each of the nominees for election to the Board of Directors of the Company.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF WOLF & COMPANY P.C.
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
The Audit Committee has selected Wolf & Company, P.C., or “Wolf” to serve as the Company's independent registered public accounting firm in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2025, and the review of the Company's consolidated financial statements for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025. Wolf has served as the Company's independent registered public accounting firm since September 15, 2014.
Although ratification is not required, the Board is submitting the selection of Wolf to its stockholders for ratification as a matter of good corporate practice. If the selection is not ratified by stockholders, the Audit Committee will consider the results in connection with its selection of auditors for the balance of 2025. Notwithstanding the ratification of the selection, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the Company's best interest and the best interests of its stockholders.
The Audit Committee, prior to engaging Wolf, considered the qualifications of that firm, its reputation for integrity, competence in the fields of accounting and auditing, and its independence.
The Company has been informed that neither Wolf nor any of its partners have any direct financial interest or any material indirect financial interest in the Company nor have any of them had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Wolf is expected to be present at the Annual Meeting, to make a statement if so desired, and to be available to respond to appropriate questions.
Vote Required for Approval
To be approved, the ratification of the appointment of Wolf requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon.
The Board recommends that stockholders vote FOR the ratification of the appointment of Wolf & Company P.C. as the Company's independent registered public accounting firm.

ADDITIONAL INFORMATION
No Incorporation by Reference
In the Company’s filings with the Securities and Exchange Commission, or SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the filing. Based on SEC regulations, the “Audit Committee Report” is not incorporated by reference into any other filings by the Company with the SEC. In addition, this Proxy Statement includes website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Stockholder Communication with the Board
A stockholder that desires to communicate directly with the Board or one or more of its members concerning the affairs of the Company shall direct the communication in writing to Tecogen Inc., attention Corporate Secretary, 76 Treble Cove Road, North Billerica, Massachusetts 01862. If such communication is intended for some or all of the members of the Board, the mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company or are otherwise inappropriate. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Householding of Proxy Statements
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or Notice of Internet Availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders may “household” our proxy materials. In that event, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker and the Company's Secretary in writing at 76 Treble Cove Road, North Billerica, MA 01862 or by telephone at (781) 466-6400. The Company will promptly deliver, without charge, an additional copy of any such Proxy Statement and annual report upon request. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.
Other Proposed Action
The Board does not intend to bring any other matters before the Annual Meeting, nor does the Board know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board.
By Order of the Board of Directors
TECOGEN INC.
/s/ John K. Whiting, IV
John K. Whiting, IV
Secretary of the Company

APPENDIX 1
TECOGEN INC. PROXY CARD